ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

(This document was filed electronically)
USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IF FOR OFFICE USE ONLY

1.	Name of Corporation:	LUCKYCOM INC.

2.	Resident Agent for Service of Process: (check only one box)	☐Commercial Registered Agent:
☒ Noncommercial Registered Agent OR ☐ Office or Position with Entity
C J Smith
Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity
		4790 Caughlin Pkwy #387		Reno	NV	89519
		Street Address		City	State	Zip

		Mailing Address (if different from street address)		City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value:	10,000,000	Par value: $ 0.01	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1. Kingrich Lee
Name
		4790 Caughlin Pkwy #387		Reno	NV	89519
		Street Address		City	ST	Zip Code

2.
Name

		Street Address		City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Kingrich Lee		/S/
		Name		Signature
		4790 Caughlin Pkwy #387		Reno	NV	89519
		Street Address		City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ CJ Smith		1/2/2013
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date